SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2006

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, FL 33760
 (Address of principal executive offices) (zip code)

(727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A (the “Amendment”) amends the Current Report for OmniReliant Holdings, Inc. (formerly, Willowtree Advisor, Inc.) on Form 8-K, as initially filed with the Securities and Exchange Commission on November 29, 2006 (the “Original Report”). The purpose of this Amendment is to present un-redacted disclosure in Exhibit 10.5. This Amendment is an amendment and restatement of the Original Report in its entirety in order to provide a complete presentation.

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2006, Willowtree Advisor, Inc. (“Willowtree” or the “Company”) entered into a Securities Purchase Agreement (the “Common Stock Purchase Agreement”) with OmniReliant Corporation (“OmniReliant”) and Cynthia Allison, pursuant to which OmniReliant purchased 5,000,000 shares of the Company’s common stock from Ms. Allison. Also on November 22, 2006, Willowtree entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Company acquired one hundred percent (100%) of the equity of OmniReliant from, the stockholders of OmniReliant. Contemporaneously, the Company entered in to to a securities purchase agreement with an accredited investor for the sale of convertible preferred stock and warrants for an aggregate purchase price of $3,000,000 (the “Preferred Stock Purchase Agreement”).

The aforementioned transactions resulted in a change in control of the Company. As a result of the Exchange Agreement, (i) OmniReliant became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of OmniReliant as its sole business. As a result of the foregoing transactions, the Company plans to change its name to OmniReliant Holdings, Inc.

The following is a summary of the agreements which the Company entered into on November 22, 2006.

Common Stock Purchase Agreement

The Company and OmniReliant entered into a securities purchase agreement with the Company’s then principal stockholder, Cynthia Allison, pursuant to which OmniReliant purchased 5,000,000 shares of the Company’s common stock from Ms. Allison for a purchase price of $475,813. Pursuant to the Common Stock Purchase Agreement, OmniReliant transferred the 5,000,000 shares to the Company for cancellation.

Exchange Agreement

Pursuant to the Exchange Agreement, the Company issued 12,300,000 shares of common stock to the OmniReliant stockholders. The common stock was issued to the following stockholders pursuant to the Exchange Agreement:

Name	Number of Shares
Apogee Financial Investments, Inc.	3,000,000
ZTZ Trust Inc.	3,000,000
Kevin Harrington	1,500,000
Tim Harrington	1,500,000
KRH Licensing Company, LLC	3,000,000
Paul Morrison	300,000

Total	12,300,000

Preferred Stock Purchase Agreement

The Company entered into the Preferred Stock Purchase Agreement with Vicis Capital Master Fund (the “Investor”), pursuant to which the Investor purchased 3,000 shares of the Company’s series A 10% convertible preferred stock (the “Preferred Stock”), 3,000,0000 Series A-1 warrants, and 3,000,000 series A-2 common stock purchase warrants (collectively, the “Warrants”) for an aggregate purchase price of $3,000,000.

In addition, the Company and the Investor entered into a registration rights agreement pursuant to which the Company agreed to file, within 90 days after the closing, a registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages.

The Preferred Stock has a fixed conversion price of $1.00 and is convertible into an aggregate of 3,000,000 shares of common stock. In addition, the Preferred Stock pays an annual dividend of 10% which is payable quarterly, at the option of the Company, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price.

The series A-1 warrants have an exercise price of $1.50 and a term of five (5) years. The series A-2 warrants have an exercise price of $3.00 and a term of ten (10) years.

The conversion price of the Preferred Stock and the exercise price of the Warrants are subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price. The Series A preferred stock has no voting rights, except as required by law.

Midtown Partners LLC, which served as the Company’s placement agent in connection with the Preferred Stock Purchase Agreement, will receive aggregate placement agent fees of approximately $300,000, as well as the following common stock purchase warrants: (a) series BD-1 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar ($1.00) per share, (b) series BD-2 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) series BD-3 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of three dollars ($3.00) per share. The Series BD warrants have a term of ten years. Midtown Partners & Co., LLC is an NASD registered broker-dealer.

Pursuant to a verbal agreement, Apogee Financial Investments, Inc., a merchant bank, received a cash fee of $125,000 for consulting and due diligence services rendered in connection with the transactions.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.01 Completion of Acquisition or Disposition of Assets

NOTE: The discussion contained in this Item 2.01 relates primarily to OmniReliant Corporation. Information relating to the business and results of operations of Willowtree Advisor has been previously reported in its Form 10-QSB for the quarter ended September 30, 2006, Form 10-KSB for the year ended June 30, 2006, and prior periodic filings with the Securities & Exchange Commission.

DESCRIPTION OF WILLOWTREE ADVISOR’S BUSINESS

Organizational History

Willowtree Advisor, Inc. ("the Company") was incorporated on June 16, 2004 under the laws of the State of Nevada to offer landscape advisory services. The Company is in the development stage and has not realized any revenues from its planned operations. As a result of the Exchange Agreement, (i) OmniReliant became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of OmniReliant as its sole business. As a result of the foregoing transactions, the Company plans to change its name to OmniReliant Holdings, Inc.

DESCRIPTION OF OMNIRELIANT’S BUSINESS

Organizational History

OmniReliant Corporation was incorporated on August 21, 2006 under the laws of the State of Florida.

Overview of Business

OmniReliant Corporation (“OmniReliant”) engages in the creation, design, distribution, and sale of affordable luxury products. OmniReliant plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels.   OmniReliant will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

Industry Overview

The global market for anti-aging beauty care products is currently estimated to be worth approximately $50 billion dollars and is expected to hit $56 billion by 2007, according to the CosmeticsDesign-Europe website.

Beauty care products are sold through direct response marketing such as infomercials, as well as on established home shopping television channels such as the Home Shopping Network (HSN) and QVC. Over the last several years, the trend for direct response marketing of beauty-related products has been to use celebrity spokespersons. Successfully launched brands include Suzanne Somers’ “Facemaster.com”, Victoria Principal’s “Principal Secrets Anti-Aging System”, and Susan Lucci’s “Youthful Essence”.

Products

The Kathy Hilton line of products is expected to include the following items:

•	Skincare

•	Perfumes

•	Spa wellness

•	Cosmetics

•	Fragrances and related products

•	Scented candles.

OmniReliant’s first product, the “Kathy Hilton Professional Roman Spa Treatment ” is expected to be used as a lead-in item to the rest of the essential skin care items. Kathy Hilton Professional Roman Spa Treatment is a thermal cosmetic treatment featuring exclusive HOT-COLD Swiss technology from the advanced research of the Transvital private beauty laboratories located in the Swiss Alps. This HOT-COLD SPA ® formula is designed to self-heat and self-cool rapidly before use.

The retail prices for the Kathy Hilton line of products are expected to range from $15.00 to $295.00.

OmniReliant has obtained from Guaber S.P.A., the parent company of Transvital, the exclusive right to market and distribute the HOT-COLD SPA ® formula, under its own brand name. The exclusive rights are limited to the United States and Canada. OmniReliant has also obtained a non-exclusive right to market and distribute Gauber’s products in other countries.

The Company is working on securing the rights to purchase additional Guaber/Transvital skincare and beauty products that will be branded under the Kathy Hilton name and sold throughout the world. These products are intended to be high-end products with only the best ingredients and proven results.

Marketing and Distribution

OmniReliant plans to initially distribute its product lines via direct response television programming.

OmniReliant has entered into a license agreement with KRH Licensing Company, which is the owner of the Kathy Hilton Class III Cosmetics Trademark License (the “Kathy Hilton Tradmark”). Pursuant to the License Agreement, OmniReliant has obtained the exclusive right to use the Kathy Hilton Trademark and to sell products bearing the Kathy Hilton Trademark. In addition, OmniReliant has obtained the personal services of Ms. Hilton in connection with the promotion and sale of products bearing the Kathy Hilton Trademark. In exchange, KRH Licensing will receive royalty payments beginning in January, 2007, as well as 3,000,000 shares of the Company’s common stock.

OmniReliant has also entered into a consulting agreement with Harrington Business Development LLC (“HBD”) pursuant to which HBD will oversee marketing of   OmniReliant’s brands, including visual and audio productions. The principals of HBD, Kevin and Tim Harrington, are veterans of the infomercial industry and have previously launched successful products via infomercials. Pursuant to the consulting agreement with HBD, OmniReliant will pay HBD a fee of $15,000 per month for a term of six (6) months beginning on October 1, 2006.

The Kathy Hilton Wellness Spa and Cosmetics   is expected to be sold initially on live shopping networks, as well as in an infomercial that is scheduled to air early in 2007. Kathy Hilton has agreed to personally appear in most of the live shopping network programming and all of the infomercial programming. In addition, Kathy Hilton has agreed to personally promote the brand by making personal appearances in various talk shows and industry related events.

The media exposure and subsequent branding which is expected to result from the planned marketing of OmniReliant’s products on live shopping networks and infomercials is expected to generate opportunities for retail distribution as well. OmniReliant plans to seek distribution arrangements with large retailers in the U.S. and abroad.

OmniReliant also expects that its products will be sold through web sites operated by the live shopping networks which agree to carry our products. In addition, OmniReliant plans to establish a proprietary website to sell its products at www.omnireliant.com. The information contained on OmniReliant's website is not a part of this Report, nor is it incorporated by reference into this Report.

OmniReliant will not directly manufacture any product, nor take large positions in inventory. Margins will vary depending on sales venue. Net profit margins for products sold on live shopping networks are estimated to be approximately 25%, while net profit margins for products sold in infomercials are estimated to be approximately 10%. In both cases, the margins are expected to increase as sales volume increases.

Competition

Other companies have had success selling beauty care products via direct response marketing as well as through established home shopping television channels.

Competition in the electronic eetailing industry is intense and may be expected to intensify. There are other, larger and well-established electronic retailers with whom OmniReliant must compete. OmniReliant competes directly with several companies which generate sales from infomercials. OmniReliant also competes with a large number of consumer product companies and retailers which have substantially greater financial, marketing and other resources than OmniReliant, some of which have recently commenced, or indicated their intent to conduct, direct response marketing. OmniReliant also competes with companies that make imitations of OmniReliant's products at substantially lower prices. Products similar to OmniReliant's products may be sold in department stores, pharmacies, general merchandise stores and through magazines, newspapers, direct mail advertising and catalogs. It is management's opinion that all of its major competitors are better and longer established, better financed and with enhanced borrowing credit based on historical operations, and enjoy substantially higher revenues than OmniReliantdoes currently. As a new entrant into this marketing industry, OmniReliant relies on the skill, experience and innovative discernment of management in the hope that superior judgment will provide its only competitive advantage. OmniReliant's major competitors include Thane International, Inc.; Fitness Quest, Inc.; Telebrands Advertising Corporation; Tristar; Idea Village; Media Enterprises, Inc. and Guthy-Renker Corp. Other competitors in the direct response market include Avon Products, Inc. (NYSE: AVP), Nu Skin (NYSE: NUS), and BeautiControl, Inc.

Government Regulation

Various aspects of the Company's business are subject to regulation and ongoing review by a variety of federal, state, and local agencies, including the Federal Trade Commission, the United States Post Office, the Consumer Product Safety Commission, the Federal Communications Commission, Food and Drug Administration, various States' Attorneys General and other state and local consumer protection and health agencies. The statutes, rules and regulations applicable to the Company's operations, and to various products marketed by it, are numerous, complex and subject to change.

The Company will collect and remit sales tax in the states in which it has a physical presence. The Company is prepared to collect sales taxes for other states, if laws are passed requiring such collection. The Company does not believe that a change in the tax laws requiring the collecting of sales tax will have a material adverse effect on the Company's financial condition or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our services;

3. The intensity of competition; and

4. General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

Based upon the net proceeds of $1,855,813 we received in connection with the Preferred Stock Purchase Agreement, we believe we can satisfy our cash requirements for the next 12 months. We will not be conducting any product development or research. We hope to sell products under private label that have already reached its market entry point. We do not expect to make any significant purchases of equipment nor do we expect a significant change in the number of our employees.

Our officers and directors will handle our administrative duties with the help of two consultants, Harrington Business Development, LLC and TotalCFO, LLC.

As a result of the Exchange Agreement, (i) OmniReliant became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of OmniReliant as its sole business. Because of the Company's acquisition of the OmniReliant business, management does not believe that it is informative or useful to compare the results of operations for the year ended June 30, 2006, on an unaudited pro forma condensed combined consolidated basis, giving effect to the acquisition of OmniReliant, as compared to fiscal year 2005. This discussion and analysis should be read in conjunction with the financial statements and notes, and pro forma financial statements, included with this Report.

OmniReliant engages in the creation, design, distribution, and sale of affordable luxury products. OmniReliant plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels. We will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which we plan to develop other personalities and designer licenses.

We are seeking to enter into an agreement with a live shopping network which would permit us to begin marketing our first product in March 2007. We expect that our costs will be limited as all inventory would be purchased by the live shopping network.

Until our products are successfully marketed on a live shopping network or via infomercials, we will not generate significant revenues and may not be successful. If we can not generate sufficient revenues to continue operations, we will be forced to suspend or cease operations.

Limited Operating History- Need for Additional Capital

There is limited historical information about us upon which to base an evaluation of our performance. We are a development stage operation and have had limited revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise. We believe cash from operations and cash equivalents will be sufficient to meet working capital requirements for the next 12 months.

To become profitable and competitive, we will have to successfully launch our products through infomercials, live shopping networks and retail outlets.

We have no assurance that future financings will be available to us on acceptable terms. If financing is not available to us on acceptable terms, we may be unable to continue our operations.

Results of Operations

The following discussion of the financial condition and results of operations of OmniReliant Corporation should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Historical pro forma financial information presented for the year ended June 30, 2006 is that of Willowtree Advisor on a condensed combined consolidated basis with OmniReliant Corporation, which reflects Willowtree's acquisition of OmniReliant on November 22, 2006.

Since its inception on August 21, 2006, OmniReliant has incurred the following expenses. We hired an attorney to advise us in connection with the Exchange Agreement and to prepare all Securities and Exchange Commission (“SEC”) filings after the closing. We hired a consultant to complete our business plan and have paid to have a website developed. We purchased $1,850 in inventory and had revenues of $2,640. Our loss since inception is ($2,712) as of September 30, 2006. We expect to incur legal expenses of $110,000 in the current quarter of operations and audit related expense of $12,500.

Since inception through September 30, 2006 OmniReliant sold 9,000,000 shares of common stock to our initial founders for $15,000.

General and Administrative Expenses

General and administrative expense consisted of accounting and professional fees and other general expenses. General and administrative expenses for the audited period from inception (August 21, 2006) to September 30, 2006 was $4,032. Net income (loss) for the audited period from inception (August 21, 2006) to September 30, 2006 was a loss of ($2,712).

Liquidity and Capital Resources

The Company believes cash flow from operations and cash and cash equivalents will be sufficient to meet its working capital requirements for the next 12 months. Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through the acquisition of new products, the depletion of our working capital would be accelerated. To the extent that it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We also may seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.

The Company has a $20,000 line of credit with Bank of America.

We have no assurance that future financings will be available to us on acceptable terms. If financing is not available to us on acceptable terms, we may be unable to continue our operations.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Note 3, Significant Accounting Policies, contained in the explanatory notes to our audited financial statements for the period from August 21, 2006 (inception) to September 30, 2006, contained in this Report. On an on-going basis, we evaluate our estimates, including those related to reserves, deferred tax assets and valuation allowance, impairment of long-lived assets, fair value of equity instruments issued to consultants for services and estimates of costs to complete contracts. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Revenue Recognition

Revenue is recognized when the product is shipped to a customer, or in the limited circumstances, at destination, when terms provide that title passes at destination. Estimated amounts for sales returns and allowances are recorded at the time of sale.

Recent Accounting Pronouncements

FASB Interpretation No 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”) was issued in March 2005 and clarifies the accounting prescribed in SFAS No. 143, “Accounting for Asset Retirement Obligations”. FIN 47 requires the recognition of a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated, even though uncertainty exists as to the timing and method of settlement. Management is currently evaluating the requirements of FIN 47 and has not yet determined the impact on the financial statements.

FASB Interpretation No 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), was issued in July 2006. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken, or expected to be taken, on a tax return. The Company will be required to adopt FIN 48 in the first quarter of fiscal 2008. Management is currently evaluating the requirements of FIN 48 and has not yet determined the impact on the financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value and expands disclosures about assets and liabilities measured at fair value. The Company will be required to adopt SFAS 157 in the first quarter of fiscal 2009. Management is currently evaluating the requirements of SFAS 157 and has not yet determined the impact on the financial statements.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires an employer to recognize a plan ’ s funded status in its statement of financial position, measure a plan ’ s assets and obligations as of the end of the employer ’ s fiscal year and recognize the changes in a defined benefit postretirement plan ’ s funded status in comprehensive income in the year in which the changes occur. The Company will be required to recognize the funded status of benefit plans and adopt the new disclosure requirements effective August 31, 2007. The Company will be required to measure plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position effective August 31, 2009. Management is currently evaluating the requirements of SFAS 158, but based on the current funded status of the plans, management does not anticipate SFAS 158 will have a material impact on the Company's financial statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS:

Fluctuations in our operating results and announcements and developments concerning our business affect our stock price.

Our quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the completion of existing agreements and other developments affecting us, could cause the market price of our common stock to fluctuate substantially.

As a result of the Exchange Agreement, our expenses will increase significantly.

As a result of the Exchange Agreement, our ongoing expenses are expected to increase significantly, including expenses in compensation to our officers, ongoing public company expenses, including increased legal and accounting expenses as a result of our status as a reporting company and the requirement that we register the shares underlying the preferred stock and warrants issued pursuant to the Purchase Agreement, expenses incurred in complying with the internal controls requirements of the Sarbanes-Oxley Act, and obligations incurred in connection with the reverse acquisition. Our failure to generate sufficient revenue and gross profit could result in reduced profits or increased losses as a result of the additional expenses.

Our officers and directors are involved in other businesses which may cause them to devote less time to our business.

Our officers' and directors' involvement with other businesses may cause them to allocate their time and services between us and other entities. Consequently, they may give priority to other matters over our needs which may materially cause us to lose their services temporarily which could affect our operations and profitability.

We are dependent upon third party suppliers to provide our products, and the loss of these suppliers or a disruption or interruption in the supply chain may adversely affect our business.

We do not manufacture any of our products. We have obtained the rights to market and sell products manufactured by Guaber, S.P.A., an Italian manufacturer. The loss of these rights or a significant disruption or interruption in the supply chain could have a material adverse effect on our business.

Our success depends, in part, on the quality and safety of our products.

Our success depends, in part, on the quality and safety of our products. If our products are found to be defective or unsafe, or if they otherwise fail to meet our customers’ standards, our relationship with our customers could suffer, our brand appeal could be diminished, and we could lose market share and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.

Our business is conducted worldwide primarily in one channel, direct selling .

We plan to market our products primarily through home shopping television channels and infomercials. If consumers change their purchasing habits, such as by reducing purchases of beauty and related products through home shopping television channels and infomercials, this could reduce our sales and have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

There are a large number of shares underlying our Series A convertible preferred stock and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

The Company has entered into a Securities Purchase Agreement with Vicis Capital Master pursuant to which Vicis purchased 3,000 shares of the Company’s series A 10% convertible preferred stock (the “Preferred Stock”) and 6,000,000 common stock purchase warrants. The Preferred Stock has a conversion price of $1.00 and is convertible into an aggregate of 3,000,000 shares of the Company’s common stock. The series A-1 warrants have an exercise price of $1.50, and the series A-2 warrants have an exercise price of $3.00.   The conversion price of the Preferred Stock and the exercise price of the Warrants are subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price.

In addition, in connection with the Securities Purchase Agreement, the Company issued an aggregate of 900,000 common stock purchase warrants to Midtown Partners LLC, which served as the Company’s placement agent. The warrants are exercisable at prices which are below the current market price of our common stock, as follows: one-third of the warrants issued to Midtown are exercisable at $1.00 per share, one-third are exercisable at $1.50 per share, and the remaining one-third are exercisable at $3.00 per share.

The sale of these shares underlying the Preferred Stock and Warrants may adversely affect the market price of our common stock.

RISKS RELATING TO OUR COMMON STOCK:

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholder to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Directors and Executive Officers Beneficially Own Approximately 23.8% of Our Common Stock; Their Interests Could Conflict with Yours; Significant Sales of Stock Held by Them Could Have a Negative Effect on Our Stock Price; Stockholders May be Unable to Exercise Control.

As of November 22, 2006, our executive officers, directors and affiliated persons beneficially owned approximately 23.8% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the stockholders for vote.

As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

If our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required in the future to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

DESCRIPTION OF PROPERTY

OmniReliant’s principal offices are located at 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634 at no cost to the Company by one of our officers. It is anticipated that the Company will lease office space in the near future however no current lease has been negotiated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 22, 2006 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (2)
Paul Morrison (3)	600,000	4.2

Chris Phillips (4)	3,900,000	26.5

Apogee Financial Investments, Inc. (3)	3,000,000	21.7

ZTZ Trust Inc.	3,000,000	21.7

Kevin Harrington	1,500,000	10.8

Tim Harrington	1,500,000	10.8

KRH Licensing Company, LLC	3,000,000	21.7
All officers and directors as a group (2 persons)	4,500,000	30

* Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o OmniReliant Corporation 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634.

(2) Applicable percentage ownership of common stock is based on 13,785,000 shares of common stock outstanding as of November 22, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of November 22, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock underlying convertible securities that are currently exercisable or exercisable within 60 days of November 22, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Represents (i) 300,000 shares of common stock, and (ii) an option to purchase 300,000 shares of common stock at a conversion price of $1.00.

(4) Represents (i) 3,000,000 shares of common stock owned by Apogee Financial Investments, Inc. over which Mr. Phillips has investment and voting control, (ii) 900,000 common stock purchase warrants owned by Midtown Partners & Co., LLC, of which Mr. Phillips holds a 50% membership interest. Midtown Partners & Co., LLC is an NASD registered broker-dealer.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees. Officers are elected annually by the Board of Directors. Each of the following officers and directors were elected on November 22, 2006.

Name	Age	Position
Christopher D. Phillips	34	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director

Paul Morrison	40	President, Chief Operating Officer

Background of Executive Officers and Directors

Paul Morrison. On November 22, 2006 Mr. Morrison was elected Chief Operating Officer, President and Assistant Secretary of the Company. Mr. Morrison has served as the President, Chief Operating Officer and Assistant Secretary of Omni Reliant since October 31, 2006. From October 2005 until October 2006 Mr. Morrison had been the COO of WG Products, a cosmetic company, where he directed all facets of operations including production, customer service, planning, scheduling, maintenance, warehousing, distribution, purchasing, sales, and strategic initiatives. From 2001 through 2005 he managed various operations at Wyeth Pharmaceuticals. Mr. Morrison started his career working for Calvin Klein Cosmetics, and has accumulated sixteen years of experience serving in cosmetic and pharmaceutical operations management roles for Fortune 100 companies. He received a Bachelor’s of Science degree in Business Management from the Rutgers University and an Honorable discharge from the United States Air Force.

Christopher D. Phillips. On November 22, 2006 Mr. Phillips was named as a Director and elected Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Phillips has served as the Chief Executive Officer of OmniReliant since October 31, 2006. He has also served as its Chief Financial Officer since October 13, 2006. From its inception in August 2006 till October 31, 2006 Mr. Phillips held the position of President of OmniReliant. Mr. Phillips also currently is the the Secretary and Treasurer of OmniReliant positions he has held since its inception in August 2006. Since October 2004, Chris Phillips has been the President and CEO of Apogee Financial Investments, Inc. a merchant bank which owns 100% of Midtown Partners & Co., LLC, a NASD licensed broker-dealer. From July 2006 until his resignation in October 2006, Mr. Phillips served as the Chief Financial Officer and Secretary of Precision Aerospace Components, Inc. (OTCBB: PAOS).  Since July 2000, he has acted as the managing member of TotalCFO, LLC which provides consulting and CFO services to a number of public and private companies and high net worth individuals. Mr. Phillips served as a director of Quest Oil Corp. (QOIL) from April 24, 2006 until his resignation on July 14, 2006. Presently, he is a Board Member of Telzuit Medical Technologies, Inc. (OTCBB: TZMT), of Precision Aerospace Components, Inc. (OTCBB: PAOS), and Remote Dynamics, Inc. (OTCBB- REDI) and an advisory board member for a number of other public and private companies.   Mr. Phillips holds a Bachelors of Science Degree in Accounting and Finance and a Masters of Accountancy with a concentration in Tax from the University of Florida. Mr. Phillips is a Florida licensed Certified Public Accountant.

Mr. Phillips will be working for the Company on a part-time basis.

Employment Agreements

On October 31, 2006, OmniReliant and Paul Morrison entered into an executive employment agreement pursuant to which Mr. Morrison will serve as OmniReliant’s President and Chief Operating Officer for a term of two years. The agreement provides for the following compensation: (i) a base annual salary of $120,000; (ii) a one-time grant of 300,000 shares of common stock; (iii) an incentive bonus equal to 1.5% of pretax profits on the sale of all Hilton related products, (iv) an option to purchase 300,000 shares of common stock at an conversion price of $1.00.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that Willowtree Advisor has paid or that has accrued on behalf of the Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended June 30, 2006, 2005 and 2004.

OmniReliant has not accrued any compensation on behalf of its executive officers since its inception in August 2006.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compen-sation ($)
Cynthia Allison (1)	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
and Director	2004	$174,950	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Cynthia Allison resigned as the sole officer and director upon completion of the transactions described in Item 1.01, above.

(2)	Chris Phillips was named to the Board and elected CEO, CFO, Secretary and Treasurer on November 22, 2006.

(3)	Paul Morrison was elected COO, President and Assistant Secretary on November 22, 2006.

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.00001 per share and 100,000,000 shares of preferred stock. As of November 22, 2006, there were 13,785,000 shares of voting stock of the Company issued and outstanding and 3,000 shares of series A preferred stock issued and outstanding.

Common Stock

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Series A Preferred Stock

On November 22, 2006, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of series A 10% Convertible Preferred Stock, pursuant to which the Company is authorized to issue up to 3,000 shares. The Preferred Stock has a fixed conversion price of $1.00 and is convertible into an aggregate of 3,000,000 shares of common stock. In addition, the Preferred Stock pays an annual dividend of 10% which is payable quarterly, at the option of the Company, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price. The conversion price of the Preferred Stock is subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price. The Series A preferred stock has no voting rights, except as required by law.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

Shares of the Company’s common stock are quoted on the Over the Counter Bulletin Board ("OTCBB") under the symbol WLLW. Our shares were listed for trading in July, 2006. The following table sets forth, since July, 2006, the range of high and low intraday closing bid information per share of our common stock as quoted on the Over The Counter Bulletin Board.

Quarter Ended	High ($)	Low ($)
December 31, 2006 (through November 20, 2006)	3.00	0.10
September 30, 2006	0.10	0.10

Dividend Policy

The Company has not paid or declared any dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

OmniReliant does not have an equity compensation plan.

LEGAL PROCEEDINGS

OmniReliant Corporation is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of OmniReliant’s business.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Willowtree Advisor

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 5 of the Articles of Incorporation of Willowtree Advisor

2.	Article XII of the Bylaws of Willowtree Advisor

3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there were no transactions during the last two   fiscal years, and there are no proposed transactions, to which the Company was   or is to become a party in which any director, executive officer, director   nominee, beneficial owner of more than five percent (5%) of any class of our stock, or members of their immediate families had, or is to have, a direct or   indirect material interest:

Chris Phillips, who is the Company’s CEO, CFO, Secretary, Treasurer and sole director, is also the Manager and sole member of FAMALOM, LLC which is a 50% owner of Apogee Financial Investments, Inc., a merchant bank (“Apogee”). Apogee received a cash fee of $125,000 for consulting and due diligence services rendered in connection with the transactions. Apogee owns 100% of Midtown Partners & Co., LLC, a NASD licensed broker-dealer. Midtown Partners was the placement agent for the Company’s convertible preferred stock and warrant financing, described above.

OmniReliant has entered into a consulting agreement with Harrington Business Development LLC (“HBD”) pursuant to which HBD will oversee marketing of   OmniReliant’s brands, including visual and audio productions. Pursuant to the consulting agreement with HBD, OmniReliant will pay HBD a fee of $15,000 per month for a term of six (6) months beginning on October 1, 2006. The principals of HBD, Kevin and Tim Harrington, own an aggregate of 3,000,000 shares, or 21.6% of the outstanding stock, of the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

None.

Item 3.02 Unregistered Sales of Equity Securities

See Item 2.01, above.

Item 5.01 Changes in Control of Registrant.

See Item 2.01, above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01, above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company plans to change its name to OmniReliant Holdings, Inc. upon completion of the transactions described in Section 1.01, above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Report of Independent Registered Public Accounting Firm

OmniReliant Corporation Balance Sheet as of September 30, 2006

OmniReliant Corporation Statement of Operations for period from August 21, 2006 (Date of Inception) trhough September 30, 2006

OmniReliant Corporation Statements of Cash Flows for period from August 21, 2006 (Date of Inception) through September 30, 2006

OmniReliant Corporation Notes to Financial Statements for period from August 21, 2006 (Date of Inception) through September 30, 2006

(b) Pro forma financial information.

OmniReliant Corporation Pro forma Consolidated Financial Statements

Pro forma Consolidated Balance Sheet

Pro forma Consolidated Statements of Operations

Notes to Pro forma Consolidated Financial Statements

(c) Exhibits

Exhibit Number	Description

2.1	Stock Exchange Agreement***

2.2	Securities Purchase Agreement by and among OmniReliant Corporation, Willowtree Advisor and Cynthia Allison.***

3.1	Willowtree Advisor Articles of Incorporation *

3.2	Willowtree Advisor Bylaws *

3.3	Willowtree Advisor Certificate Designation of Series A 10% Convertible Preferred Stock

10.1	Securities Purchase Agreement by and among Willowtree Advisor and the Purchasers identified therein.***

10.2	Registration Rights Agreement***

10.3	Form of Common Stock Purchase Warrant***

10.4	Paul Morrison Executive Employment Agreement***

10.5	Form of Kathy Hilton License Agreement (filed herewith)

10.6	First Amendment to Kathy Hilton License Agreement***

10.7	Harrington Business Development, LLC Consulting Agreement***

10.8	Guaber S.P.A. International Marketing & Distribution Agreement***

10.9	Assignment of Guaber S.P.A. International Marketing & Distribution Agreement***

10.10	Midtown Partners & Co., LLC Placement Agent Agreement***

10.11	First Amendment to Placement Agent Agreement***

14.1	Code of Ethics **

99.1	Audit Committee Charter **

99.1	Disclosure Committee Charter **

* Incorporated by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on August 2, 2004 (File No. 333-117840).

** Incorporated by reference from the Registrant’s Form 10-KSB for the period ending June 30, 2005 filed with the Securities and Exchange Commission on November 2, 2005.

*** Incorporated by reference from the Registrant’s Form 8-K filed with the Securities and Exchange Commission on November 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: August 12, 2009	By:	/s/ Paul Morrison
Name: Paul Morrison Title: Chief Executive Officer, Chief Financial Officer

OmniReliant Corporation
(A Development Stage Company)
Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

OmniReliant Corporation
(A Development Stage Company)
Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
OmniReliant Corporation
Tampa, FL

We have audited the accompanying balance sheet of OmniReliant Corporation (a development stage company) as of September 30, 2006 and the related statement of operations, stockholders' equity, and cash flows for the period from August 21, 2006 (date of inception) through September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2006, and the results of its operations and its cash flows for the period from August 21, 2006 (date of inception) through September 30, 2006 in conformity with U.S generally accepted accounting principles.

Tampa, Florida
November 21, 2006

OmniReliant Corporation
(A Development Stage Company)
Balance Sheet
As of September 30, 2006

ASSETS

Current assets:
Cash and cash equivalents	$17,640
Inventories	530
Total current assets	18,170

Licenses, net of accumulated amortization of $0	3,776
Total other assets	3,776

Total assets	$21,946

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$9,658
Total current liabilities	9,658

Stockholders' equity:

Common stock, $0.0001 par value;
100,000,000 shares authorized; 9,000,000 shares issued and outstanding	900

Additional paid in capital	14,100

Deficit accumulated during development stage	(2,712)
Total shareholders' equity	12,288

Total liabilities and shareholders' equity	$21,946

See notes to financial statements

OmniReliant Corporation
(A Development Stage Company)
Statement of Operations

For the period from
August 21, 2006
(date of inception)
to September 30, 2006

Revenue	$2,640
Cost of goods sold	1,320
Gross margin	1,320

Operating expenses:
General & administrative	4,032
Total operating expenses	4,032

Operating income (loss)	(2,712)
Other income (expense)	-
Loss before provision for income taxes	(2,712)
Provision for income taxes	-

Net loss	$(2,712)

Basic and diluted loss per share	$(0.00)

Weighted average shares outstanding
basic and diluted	8,550,000

See notes to financial statements

OmniReliant Corporation
(A Development Stage Company)
Statement of Stockholders’ Equity
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

	Common Stock A		Additional Paid in	Retained
	Shares	$	Capital	Earnings	Total

August 21, 2006 (date of inception)	9,000,000	$900	$14,100	$-	$15,000
Net loss for the period from August 21, 2006 (date of inception) to September 30, 2006	-	-	-	(2,712)	(2,712)

Balance at September 30, 2006	9,000,000	$900	$14,100	$(2,712)	$12,288

See notes to financial statements

OmniReliant Corporation
(A Development Stage Company)
Statement of Cash Flows

For the period from
August 21, 2006
(date of inception)
to September 30, 2006

Cash flows from operating activities:

Net loss	$(2,712)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Inventories	(530)
Accounts payable	9,658
Subtotal of adjustments	9,128
Net cash provided by operating activities	6,416

Cash flows from investing activities:

Investment in licenses	(3,776)
Net cash used for investing activities	(3,776)

Cash flows from financing activities:

Proceeds from sale of shares	15,000
Net cash provided by financing activities	15,000

Net increase in cash and cash equivalents	17,640
Cash and cash equivalents at beginning of year	-

Cash and cash equivalents at end of year	$17,640

Supplemental schedule of non-cash transactions:
Cash paid during the period for:
Interest	-
Taxes	-
Total non-cash transactions	$-

See notes to financial statements

OmniReliant Corporation
(A Development Stage Company)
Notes to Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

1. ORGANIZATIONAL MATTERS

The Company - OmniReliant (the Company) was organized and incorporated on August 21, 2006 and is headquartered in Tampa, Florida. The Company has been in the development stage since its inception and has had limited operations to date.

Nature of Operations - The Company intends on entering into licensing agreements with celebrities to market and brand prestigious cosmetics, perfumes and spa related products.  The initial plans are for the Company to distribute these products primarily through direct response marketing infomercial campaigns and infomercials presented on live shopping networks, ecommerce, direct mail and traditional retail channels. We will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which we plan to develop other personalities and designer licenses. The Company does not intend to manufacture any of the products nor take any large positions in the inventory, but plans on entering into distribution agreements with manufacturers to supply the products.

2. GOING CONCERN

The Company’s financial statements have been presented on the basis that it will continue as a going concern. With the completion of its private placement offering (see Note 6:“Financing and Merger”) the Company’s management believes it will have sufficient working capital to fund operations for the next twelve (12) months. As shown in the accompanying financial statements, the Company has incurred cumulative net operating losses of $2,712 since inception and is considered a company in the development stage.

The Company has not been successful to date in executing its business plan and there are no guarantees that it will be successful in implementing it in the future. The Company has not generated significant revenues from its business plan and has primarily relied upon contributions and loans from shareholders to fund operations. There are no guarantees the Company’s shareholders will continue to fund operations or that there will be a viable market for the Company to raise additional capital.

3. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates— The Company prepares the financial statements in accordance with generally accepted accounting principles of the United States and, accordingly, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

OmniReliant Corporation
(A Development Stage Company)
Notes to Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

Cash and Equivalents— Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.

Merchandise Inventories   —   Merchandise inventories are recorded at the lower of average cost or market. In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold.

Trademarks and licenses — Trademarks and licenses are recorded at cost and those with a finite life are amortized over the estimated periods of benefit. Amortization expense for the period from August 21, 2006 (date of inception) to September 30, 2006 was $0.

Indefinite-lived intangible assets are reviewed annually for impairment under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, during the Company’s fourth quarter of each fiscal year, or sooner, if events indicate a potential impairment. The identification and measurement of impairment of indefinite-lived intangible assets involves the estimation of the fair value of the related asset. The estimates of fair value are based on the best information available as of the date of the assessment, which primarily incorporates management assumptions about discounted expected future cash flows. Future cash flows can be affected by changes in industry or market conditions.

Revenue Recognition — Revenue is recognized when the product is shipped to a customer, or in the limited circumstances, at destination, when terms provide that title passes at destination. Estimated amounts for sales returns and allowances are recorded at the time of sale.

Income Taxes— Deferred income taxes result primarily from temporary differences between financial and tax reporting and operating loss carry forwards. Deferred tax assets and liabilities are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates. A valuation allowance is recorded to reduce the deferred tax asset for the portion that is not expected to be realized.

Advertising — Advertising costs are charged to operations when incurred and are included in operating expenses. Advertising costs for the period from August 21, 2006 (date of inception) to September 30, 2006 were $0.

Net Loss Per Share— The Company uses SFAS No. 128, “ Earnings Per Share ” for calculating the basic and diluted loss per share. Basic loss per share is computed by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share as they would be anti-dilutive.

OmniReliant Corporation
(A Development Stage Company)
Notes to Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

Stock Based Compensation — In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers SFAS 123(R) is applicable as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

Recent Accounting Pronouncements —   FASB Interpretation No 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”) was issued in March 2005 and clarifies the accounting prescribed in SFAS No. 143, “Accounting for Asset Retirement Obligations”. FIN 47 requires the recognition of a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated, even though uncertainty exists as to the timing and method of settlement. Management is currently evaluating the requirements of FIN 47 and has not yet determined the impact on the financial statements.

FASB Interpretation No 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), was issued in July 2006. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken, or expected to be taken, on a tax return. The Company will be required to adopt FIN 48 in the first quarter of fiscal 2008. Management is currently evaluating the requirements of FIN 48 and has not yet determined the impact on the financial statements.

OmniReliant Corporation
(A Development Stage Company)
Notes to Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value and expands disclosures about assets and liabilities measured at fair value. The Company will be required to adopt SFAS 157 in the first quarter of fiscal 2009. Management is currently evaluating the requirements of SFAS 157 and has not yet determined the impact on the financial statements.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires an employer to recognize a plan ’ s funded status in its statement of financial position, measure a plan ’ s assets and obligations as of the end of the employer ’ s fiscal year and recognize the changes in a defined benefit postretirement plan ’ s funded status in comprehensive income in the year in which the changes occur. The Company will be required to recognize the funded status of benefit plans and adopt the new disclosure requirements effective August 31, 2007. The Company will be required to measure plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position effective August 31, 2009. Management is currently evaluating the requirements of SFAS 158, but based on the current funded status of the plans, management does not anticipate SFAS 158 will have a material impact on the Company's financial statements.

4. INTANGIBLE ASSETS

The Company’s intangible assets as of September 30, 2006 were $3,776. The amounts represent costs incurred in obtaining licensing agreements. As of September 30, 2006 the Company had not entered into any licensing agreements. The Company has not been amortizing the costs of the license agreements but will begin once the agreement becomes effective. All costs associated with obtaining a license agreement are capitalized unless the license is rejected.

5. LINE OF CREDIT

In August 2006, the Company entered into an agreement with a bank for a line of credit facility of up to $20,000. The credit line ("Line") will expire on August, 2007. The Line bears interest at 24.2% and is unsecured. There were no outstanding borrowings under the Line as of September 30, 2006.

OmniReliant Corporation
(A Development Stage Company)
Notes to Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

6. INCOME TAXES

The Company had a net operating loss for the year ended September 30, 2006. We have provided no current income tax expense or benefit due to the losses incurred. The net operating loss for tax purposes was approximately $2,712 for the period from August 21, 2006 (date of inception) to September 30, 2006, which is available for carry forward. The Company will elect to forgo the carry back, as this is the first year of operations, and will carry the net operating losses forward for up to twenty years. The Company has provided a 100% valuation allowance for the deferred tax benefit resulting from the net operating loss carryover. The valuation allowance is being applied because of the limited history of the company and inability to predict taxable income going forward. In addressing the potential impact of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the period from August 21, 2006 (inception) to September 30, 2006 is as follows:

September 30,
2006

Statutory federal income tax rate	-34.00%
State income taxes, net of federal taxes	-3.96%
Non-deductible items	0.00%
Valuation allowance	37.96%
Effective income tax rate	0.00%

Significant components of deferred tax assets and liabilities are as follows:

September 30,
2006
Deferred tax assets (liabilities):
Net operating loss carryforwards	$1,029
Deferred tax assets, net	1,029
Valuation allowance	(1,029)
Net deferred tax asset	$-

OmniReliant Corporation
(A Development Stage Company)
Notes to Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

7. SUBSEQUENT EVENTS
Licensing Agreement — On October 13, 2006, t he Company entered into an agreement (the “Licensing Agreement”). This agreement was subsequently amended on November 20, 2006. Under the terms of the Licensing Agreement the Company obtained the exclusive right and license to certain licensed products through December 31, 2011 with an option to renew for an additional five year period provided all the minimum royalty payments have been paid during the initial term. In consideration of both the license granted and the services to be performed the Company will compensate the other party an annual guaranteed minimum (payable semi-annually) royalty as follows:

Annual Period	Dates	Minimum Royalty

1	Effective Date to 12/31/07	$1,000,000
2	1/1/07 to 12/31/08	$1,000,000
3	1/1/08 to 12/31/09	$1,000,000
4	1/1/09 to 12/31/10	$1,000,000
5	1/1/10 to 12/31/11	$1,000,000
6	1/1/11 to 12/31/15	$1,500,000

In addition to the minimum royalty payment the Company will also compensate the other party a sales royalty of eight percent (8%) on each annual period’s net sales made in all venues other than infomercials; a minimum of three percent (3%) on each annual period’s net sales made through infomercials and four percent (4%) should the revenues exceed media expenditures by three to one media ratio. The sales royalty is payable on a quarterly basis within forty-five (45) days after the close of the prior quarter’s sales. The payment of sales royalties are credited against the guaranteed minimum royalty payment for any annual period.

In addition to the sales royalties and guaranteed minimum royalties being paid the Company will also delivered three million (3,000,000) shares o the Company’s common stock, which represented 25% of the issued and outstanding common stock on that date.

On November 20, 2006 the Licensing Agreement was amended to change the date of the first annual Guaranteed Minimum Royalty payment from thirty (30) days following the effective date to January 3, 2007. In addition, the amendment revised subsequent payments to occur on January 1 st and July 1 st of each annual period.

Consulting Agreement — On October 1, 2006 the Company entered into a six (6) month consulting agreement with Harrington Business Development, LLC (“HBD”) to provide services related to the creation, production, and editing of infomercials and also to consult the Company on marketing and distribution of its products. In consideration for the services performed the Company will compensate HBD $15,000 per month. The shareholders of HBD are also shareholders of the Company.

OmniReliant Corporation
(A Development Stage Company)
Notes to Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

Employment Agreement — On October 31, 2006 the Company entered into an employment agreement with Paul Morrison to act as its Chief Operating Officer and President. Under the terms of the agreement Mr. Morrison’s contract will be for a term of two (2) years with automatic successive two (2) year term renewals subject to a notice of non-renewal. In consideration for the services Mr. Morrison is to receive a base salary of $120,000 per year with annual pay increases of ten percent (10%); incentive bonus of one and half percent (1.5%) of pretax profits on the sales of certain products payable the day after the Company’s 10KSB annual report is filed with the SEC; the issuance of 300,000 shares the Company’s restricted common stock payable as follows: 150,000 shares upon execution of the agreement and 150,000 shares on the first anniversary of employment with the Company.

Assignment of Contract — On November 10, 2006 the Company entered into an agreement with Reliant International Media, LLC (“RIM”) to assume a marketing and distribution agreement RIM had with a third party manufacturer of spa related products. The original agreement was entered into on September 25, 2006 for a term of twelve (12) months. The agreement gives the Company exclusive rights to market and distribute the product in the United States and Canada. The Company also received the non-exclusive right to all other countries. The shareholders of RIM are also shareholders of the Company.

Financing & Merger —   On November 22, 2006, Willowtree Advisor, Inc. (“Willowtree” or “NewCo”) entered into an exchange agreement (the “Exchange Agreement”) pursuant to which NewCo acquired all of the issued and outstanding equity of OmniReliant Corp., a Nevada corporation (“OmniReliant”), from the stockholders of OmniReliant. As a result of the Exchange Agreement, OmniReliant became a wholly-owned subsidiary of NewCo. Contemporaneously, NewCo entered in to to a securities purchase agreement (the “Purchase Agreement”) with an outside investor and was party to a security purchase agreement by and between OmniReliant and Cynthia Allison (the “Allison SPA”).

The following is a summary of the agreements which NewCo entered into on November 22, 2006.

Purchase Agreement

NewCo entered into the Purchase Agreement with an investor (the “Investor”), pursuant to which the Investor purchased 3,000 shares of the NewCo’s series A 10% convertible preferred stock (the “Preferred Stock”), 3,000,0000 Series A-1 warrants, and 3,000,000 series A-2 common stock purchase warrants (collectively, the “Warrants”) for an aggregate purchase price of $3,000,000.

OmniReliant Corporation
(A Development Stage Company)
Notes to Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

In addition, NewCo and the Investor entered into a registration rights agreement pursuant to which the Company agreed to file, within 90 days after the closing, a registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages. The maximum aggregate liquidated damages payable to a holder under this agreement shall be 9% of the aggregate subscription amount paid by such holder pursuant to the purchase agreement.

The Preferred Stock has a fixed conversion price of $1.00 and is convertible into an aggregate of 3,000,000 shares of common stock. In addition, the Preferred Stock pays an annual dividend of 10% which is payable, at the option of the Company, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price.

The series A-1 warrants have an exercise price of $1.50 and a term of five (5) years. The series A-2 warrants have an exercise price of $3.00 and a term of ten (10) years.

The conversion price of the Preferred Stock and the exercise price of the Warrants are subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price. The Series A preferred stock has no voting rights, except as required by law.

Midtown Partners LLC, a related party, which served as the NewCo’s placement agent in connection with the Purchase Agreement, will receive aggregate placement agent fees of approximately $300,000, and received (a) Series BD-1 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar ($1.00) per share, (b) Series BD-2 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) Series BD-3 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of three dollars ($3.00) per share. These Warrants have a term of ten (10) years and contain a cashless exercise provision ..

Exchange Agreement

On November 22, 2006, Willowtree Advisor, Inc. (“Willowtree” or “NewCo”) entered into an exchange agreement (the “Exchange Agreement”) pursuant to which NewCo acquired all of the issued and outstanding equity of OmniReliant Corp., a Nevada corporation (“OmniReliant”), from the stockholders of OmniReliant. As a result of the Exchange Agreement, OmniReliant became a wholly-owned subsidiary of NewCo.

OmniReliant Corporation
(A Development Stage Company)
Notes to Financial Statements
For the period from
August 21, 2006 (date of inception)
to September 30, 2006

Allison SPA

On November 22, 2006 OmniReliant Corporation, Cynthia Allison and Willowtree Advisor, Inc. entered into a Securities Purchase Agreement (the “Allison SPA”)_pursuant to which OmniReliant purchased 5,000,000 restricted common shares of Willowtree from Cynthia Allison for $475,000 in a private transaction. Pursuant to the Allison SPA, Chris Phillips was named a director of Willowtree and subsequently Ms. Allison resigned from her positions as an officer and director of Willowtree. Additionally, the 5,000,000 shares of stock purchased by OmniReliant were returned to the Treasury of Willowtree and retired.

WillowTree Advisor, Inc.

Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

For the Three Months Ended September 30, 2006

WillowTree Advisor, Inc.

Index to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Page(s)

Introduction to Pro Forma Condensed Consolidated Financial Statements (Unaudited)	1

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)	2

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)	3

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)	4

WillowTree Advisor, Inc.

Introduction to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimated effects of WillowTree Advisor, Inc.'s (“WillowTree”) acquisition of OmniReliant Corporation (“OmniReliant”) (the “Exchange Transaction”) and the subscription by certain accredited and institutional investors for the purchase of our shares of Preferred Stock (the “Financing”) on our historical financial position and our results of operations. We have derived our historical financial data from our unaudited financial statements for the three months ended September 30, 2006. We have derived OmniReliant's historical financial data from its audited financial statements for the period from inception, August 21, 2006 through September 30, 2006, included elsewhere in this Form 8-K.

The unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2006 assumes that the Exchange Transaction and Financing were consummated on July 1, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 assumes the Exchange Transaction and Financing were consummated on that date. The information presented in the unaudited pro forma condensed consolidated financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange Transaction and Financing occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange Transaction and Financing.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of WillowTree and OmniReliant.

WillowTree Advisor, Inc.
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
(Amounts expressed in U.S. Dollars)

(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	WillowTree Advisor,	OmniReliant
	Inc.	Corporation
	September 30, 2006	September 30, 2006									Pro Forma
	(unaudited)	(audited)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	Combined
ASSETS

CURRENT ASSETS
Cash	$3,960	$17,640			2,525,000	(55,000)	(850,000)			(475,813)	$1,165,787
Inventory	-	530									530
TOTAL CURRENT ASSETS	3,960	18,170									1,166,317

Licenses, net of accumulated amortization $0	-	3,776					1,000,000				1,003,776

TOTAL ASSETS	$3,960	$21,946									$2,170,093

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$8,482	$9,658					150,000				$168,140
TOTAL CURRENT LIABILITIES	8,482	9,658									168,140

COMMITMENTS AND CONTINGENCIES	-	-									-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 100,000,000 authorized;
3,000 shares issued or outstanding	-	-			0						0
Common stock, $0.00001 par value, 100,000,000 shares authorized;
13,785,000 shares issued and outstanding	65	900		(827)							138
Additional paid-in capital	249,185	14,100	(253,772)	827	2,525,000			-	-	(475,813)	2,059,527
Deficit accumulated during development stage	(253,772)	(2,712)	253,772			(55,000)					(57,712)

Stockholders' Equity	(4,522)	12,288									2,001,953
(Less): Treasury Stock	-	-								-	-
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(4,522)	12,288									2,001,953

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)	$3,960	$21,946									$2,170,093

WillowTree Advisor, Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
(Amounts expressed in U.S. Dollars)

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	WillowTree Advisor, Inc. Three Months Ended September 30, 2006	OmniReliant Corporation The Period from August 21, 2006 to September 30, 2006										Pro Forma
	(unaudited)	(unaudited)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)		Combined

REVENUES	$-	$2,640										$2,640
Cost of Goods Sold	-	1,320										1,320
Gross Margin	-	1,320										1,320

EXPENSES
General and administrative	1,105	4,032										5,137
Professional fees	15,893	-				55,000						70,893
TOTAL EXPENSES	16,998	4,032										76,030

LOSS FROM OPERATIONS	(16,998)	(2,712)										(74,710)

PROVISION FOR INCOME TAX	-	-										-

NET LOSS	$(16,998)	$(2,712)										$(74,710)

BASIC AND DILUTED NET LOSS PER
COMMON SHARE	$ NA	$ NA										$(0.01)

WEIGHTED AVERAGE NUMBER OF
BASIC AND DILUTED COMMON
STOCK SHARES OUTSTANDING											(10)	13,785,000

WillowTree Advisor, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(Amounts expressed in U.S. Dollars)

(1)
The Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, WillowTree (the legal acquirer) is considered the accounting acquiree and OmniReliant (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of OmniReliant, with the assets and liabilities, and revenues and expenses, of WillowTree being included effective from the date of consummation of the Exchange Transaction. WillowTree is deemed to be a continuation of the business of OmniReliant. The outstanding stock of WillowTree prior to the Exchange Transaction will be accounted for at its net book value and no goodwill will be recognized.

(2)	To eliminate the accumulated deficit of WillowTree upon closing of the Exchange Transaction.

(3)
To reflect the issuance of 12,300,000 additional shares and the return to the Treasury of 5,000,000 shares along with the 6,485,000 currently outstanding shares of WillowTree Common Stock (legal acquiror) for all of the issued and outstanding shares of OmniReliant Common Stock (legal acquireee, but accounting acquirer) upon closing of the Exchange Transaction, resulting in the elimination of all issued and outstanding shares of OmniReliant Common Stock (9,000,000 shares with a par value of $.0001) resulting in a total amount of Common Stock outstanding to 13,785,000 with a par value of $.00001.

(4)
To reflect the issuance of 3,000 shares of WillowTree Preferred Stock with a stated value equal to $1,000 per share to certain accredited and institutional investors upon closing of the Exchange Transaction and gross proceeds of $3,000,000, less placement agent commissions of $300,000 and $175,000 of legal and due diligence fees charged against paid- in capital as issuance costs.

(5)	To account for ongoing legal expenses.

(6)	To account for pre payment of royalty fees.

(7)
To reflect the issuance of warrants to purchase 6,000,000 shares of WillowTree Common Stock, half with an exercise price of $1.50 per share and the other half with an exercise price of $3.00 per share, that were included as part of the issuance of the 3,000 shares of WillowTree Preferred Stock to certain accredited and institutional investors upon closing of the Exchange Transaction as described in (4) above. The fair value of the warrants was estimated using a Black-Scholes option pricing model with the following assumptions: (a) a risk-free interest rate of 4.63%, (b) expected volatility of 10%, (c) expected life equal to the contractual life of the warrants of 5 and 10 years, and (4) no dividends. The aggregate relative fair value of the warrants was then recorded as a reduction to additional paid-in capital (Preferred stock) with a corresponding increase to additional paid-in capital (warrants) resulting in an adjustment of $713,000.

(8)
To reflect the issuance of warrants to purchase 900,000 shares of WillowTree Common Stock, 1/3 at an exercise price of $1.00 per share, 1/3 with an exercise price of $1.50 per share and 1/3 with an exercise price of $3.00 per share and all with a 10 year term to the placement agent. The fair value of the placement agent warrants was estimated using a Black-Scholes option pricing model with the following assumptions: (a) a risk-free interest rate of 4.63%, (b) expected volatility of 10%, (c) expected life equal to the contractual life of the warrants of 10 years, and (4) no dividends. The aggregate fair value of the placement agent warrants has been treated as an issuance cost and recorded as a reduction to additional paid-in capital (common stock) with a corresponding increase to additional paid-in capital (warrants) resulting in an adjustment of $351,000.

(9)	To record the purchase of shares and the subsequent return to treasury and cancellation as discussed in (3) above.

WillowTree Advisor, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(Amounts expressed in U.S. Dollars)

(10)
These Pro Forma financial statements assume the Exchange Transaction and Financing occurred as of the beginning of the three month period ending September 30, 2006. Therefore, the weighted average number of shares outstanding for the three month period ending September 30, 2006 equals the total number of shares outstanding upon completion of the Exchange Transaction and Financing as follows:

Pre-Exchange Transaction and Financing WillowTree Common Shares Outstanding:	6,485,000
WillowTree Common Shares Issued for all outstanding shares of OmniReliant:	12,300,000
WillowTree Common Shares returned to Treasury:	(5,000,000)
Total Applied Spectrum Common Shares Outstanding Post-Exchange and Financing:	13,785,000

Note that the potentially issuable shares of common stock underlying the Investor and Placement Agent warrants in the amount of 6,000,000 and 900,000, respectively, have been excluded from the weighted average number of shares outstanding in the calculation of basic and diluted earnings per share as application of the treasury stock method would result in the assumed exercise of the Investor and Placement Agent warrants being anti-dilutive.